EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                          Percentage         Consolidated
                             State of         of             in Financial
      Name                Incorporation    Ownership          Statements
----------------------    -------------   ----------         -------------

Lenders Resources, Inc.        Colorado        100%              Yes
FDC Group, Inc.                Colorado        100%              Yes
FDC Acquisition, Inc.          Texas           100%              Yes